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Exhibit 21.1

QAD Inc.

SUBSIDIARIES OF QAD INC.

Name	Place of Incorporation
QAD Asia Limited	Hong Kong
QAD Australia Pty Ltd.	Australia
QAD (Bermuda) Ltd.	Bermuda
QAD Bilgisayer Yazilim Ltd.	Turkey
QAD Brasil Ltda.	Brazil
QAD Brazil Inc.	Delaware
QAD Canada ULC	Canada
QAD Holdings Inc.	Delaware
QAD China Ltd.	China
QAD EMEA Holdings B.V.	Netherlands
QAD Europe AG	Switzerland
QAD Europe B.V.	Netherlands
QAD Europe GmbH	Germany
QAD Lusitana Lda.	Portugal
QAD Europe Limited	United Kingdom
QAD Europe NV/SA	Belgium
QAD Europe SI	Spain
QAD Europe SAS	France
QAD I&I Co., Ltd.	Thailand
QAD India Inc.	Delaware
QAD Ireland Limited	Ireland
QAD Italy S.r.l.	Italy
QAD Japan Inc.	Delaware
QAD Korea Limited	Korea
QAD Netherlands B.V.	Netherlands
QAD NZ Limited	New Zealand
QAD Ortega Hill, LLC	Delaware
QAD Polska Sp. zo.o.	Poland
QAD Singapore Private Ltd.	Singapore
QAD Sistemas Integrados Casa de Software, S.A. de C.V.	Mexico
QAD Sistemas Integrados Servicios de Consultoria, S.A. de C.V.	Mexico
QAD Software South Africa (Pty) Ltd.	South Africa
QAD United Kingdom Ltd.	United Kingdom
QAD USVI Inc.	US Virgin Islands

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  Exhibit 21.1
QAD Inc. SUBSIDIARIES OF QAD INC.